United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2010

OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[_]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 15, 2010, OXiGENE, Inc. (the "Company") filed a Current Report on Form 8-K disclosing that Arthur B. Laffer, Ph.D. resigned from the Company's board of directors and audit committee on March 11, 2010. On March 18, 2010, the Company received written notification (the "Notice") from The Nasdaq Stock Market ("Nasdaq") that the Company no longer complies with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the "Rule"). The Rule requires that the audit committee of the board of directors be composed of at least three independent directors.

Pursuant to Nasdaq Listing Rule 5605(c)(4)(A), the Company has been provided with a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or March 11, 2011; or

•	if the next annual shareholders’ meeting is held before September 7, 2010, then the Company must evidence compliance no later than September 7, 2010.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the Rule no later than this date. The Company intends to comply with Nasdaq's audit committee requirements as set forth in the Rule within the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: March 23, 2010                                                                                              /s/          Dr. Peter J. Langecker
By: Dr. Peter J. Langecker
  Its: CEO